UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2007
CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)
(303) 278-8464
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This amendment to the Canyon Resources Corporation’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2007 (the “Original 8-K”) is being filed to include further information regarding the private placement described in the Original 8-K and amends and restates the Original 8-K in its entirety.
Item 1.01. Entry into a Material Definitive Agreement.
     On May 25, 2007, the Company entered into a subscription agreement with each member of a group of institutional investors in connection with a private placement of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and warrants exercisable for Common Stock. The Company closed the private placement on May 25, 2007 and sold and issued 8.83 million Shares, 2.21 million Series A Warrants to purchase Common Stock and 6.62 million Series B Warrants to purchase Common Stock for aggregate consideration of $4.95 million. The Series A Warrants have an exercise price of $0.64 per share, and are exercisable beginning on November 25, 2007 for a period of one year from the effectiveness of a registration statement relating to the shares of Common Stock underlying the Series A Warrants. The Series B Warrants have an exercise price of $0.704 per share, and are exercisable beginning on November 25, 2007 until May 25, 2011. After November 24, 2007, the Company has the right to redeem the Series A Warrants at $0.01 per warrant, subject to certain terms including, but not limited to, the Common Stock underlying the warrants being registered on a registration statement that is declared effective by the SEC and the closing price of the Company’s Common Stock being greater than $0.80 for ten consecutive trading days.
     In connection with the closing, the Company paid placement agents fees of $0.2 million in cash, 330,882 Series A Warrants and 992,647 Series B Warrants. The warrants issued to the placement agent are at the same terms as the warrants issued to investors.
     The subscription agreements include a registration rights provision, which requires the Company to file with the SEC a registration statement covering the Shares and the Common Stock underlying the warrants by July 9, 2007 (the “Initial Registration Statement”) and in certain cases to file an additional registration statement (the “Additional Registration Statement”). Under certain conditions including, without limitation, if the Initial Registration Statement is not filed by July 9, 2007 or is not declared effective by the SEC by October 22, 2007, then the Company will be required to make pro rata payments to each investor in varying amounts depending on the occurrence of certain events. In no event shall such pro rata payments to each investor exceed 10% of the purchase price paid by each investor. The registration rights in the subscription agreement contain indemnification provisions and other terms customary for agreements of its type.
     The above description of the private placement is qualified in its entirety by the text of the forms of subscription agreement, Series A Warrant and Series B Warrant, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated in this Item 1.01 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The description of the terms of the private placement is incorporated in this Item 3.02 from Item 1.01 above. The private placement of the Shares and the warrants were made in reliance upon an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated under the Securities Act.

Item 8.01. Other Events.
     On May 25, 2007, the Company issued a news release announcing the private placement described in Item 1.01. A copy of the news release is filed as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	Form of Subscription Agreement and a Schedule of such Agreements

10.2	Form of Series A Warrant and a Schedule of such Warrants

10.3	Form of Series B Warrant and a Schedule of such Warrants

99.1	Canyon Resources Corporation news release PR07-13 dated May 25, 2007
Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.
     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: May 30, 2007	By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Subscription Agreement and a Schedule of such Agreements

10.2	Form of Series A Warrant and a Schedule of such Warrants

10.3	Form of Series B Warrant and a Schedule of such Warrants

99.1	Canyon Resources Corporation news release PR07-13 dated May 25, 2007